Exhibit 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock, par value $0.01 per share, beneficially owned by each of them of SS&C Technologies Holdings, Inc., a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.
     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of February, 2011.

TCG Holdings, L.L.C.
By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Managing Director

TC Group, L.L.C.
By:	TCG Holdings, L.L.C., as its
Managing Member

By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Managing Director

TC Group IV Managing GP, L.L.C.

By:	TC Group, L.L.C., as its
Managing Member

By:	TCG Holdings, L.L.C., as its
Managing Member

By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Managing Director

   TC Group IV, L.P.

By:	TC Group IV Managing GP, L.L.C.,
as its Managing Member

By:	TC Group, L.L.C., as its
Managing Member

By:	TCG Holdings, L.L.C., as its
Managing Member

By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Managing Director

   Carlyle Partners IV, L.P.

By:	TC Group IV, L.P., as its
General Partner

By:	TC Group IV Managing GP, L.L.C.,
as its Managing Member

By:	TC Group, L.L.C., as its
Managing Member

By:	TCG Holdings, L.L.C., as its
Managing Member

By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Managing Director